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                                                                   EXHIBIT 10.23


                          AGREEMENT AND ASSIGNMENT OF
                    ASPECT INTERESTS IN WEST BRADLEY PROJECT
                             GRADY COUNTY, OKLAHOMA



       This Agreement and Assignment of Aspect Interests in the West Bradley Project, Grady County, Oklahoma (hereinafter referred to as the "Third Assignment") is made and entered into effective as of the 1st day of December, 1995, by and between ASPECT RESOURCES LIMITED-LIABILITY COMPANY ("Aspect") and BRIGHAM OIL & GAS, L.P. ("BOG") (Aspect and BOG are sometimes individually referred to herein as a "Party" and collectively referred to herein as the "Parties").

                              W I T N E S S E T H:

       WHEREAS, OXY USA Inc. ("OXY"), WARD PETROLEUM CORPORATION ("Ward") and Aspect entered into that certain Geophysical Agreement, West Bradley Project, dated as of September 1, 1994 (hereinafter referred to as the "Geophysical Agreement"), regarding the joint conduct of a 3-D seismic geophysical program (hereinafter referred to as the "Geophysical Program") across the lands in Grady County, Oklahoma, described in Exhibit 1 to the Geophysical Agreement; and

       WHEREAS, Ward, Quest Energy Corporation ("Quest") and Aspect entered into that certain letter agreement dated September 1, 1994 (hereinafter referred to as the "Ward Agreement"), providing for Ward's assignment of an undivided thirty percent (30%) of its interest in certain oil and gas leases covering the lands that are described in Exhibit 2 to the Ward Agreement (hereinafter referred to as the "Ward Leases"); and

       WHEREAS, Aspect and Quest entered into that certain 3-D Exploration Agreement, West Bradley Project, Grady County, Oklahoma, dated September 9, 1994 (hereinafter referred to as the "Quest 3-D Exploration Agreement"), providing for Aspect's payment of certain consideration to Quest and the grant of an overriding royalty to Quest burdening Aspect's interest in oil and gas interests covering the lands which are described in Exhibit A which is attached hereto and incorporated herein for all purposes (the lands described in Exhibit A which is attached hereto being hereinafter referred to as the "West Bradley AMI"); and

       WHEREAS, Aspect has assigned one-third (1/3rd) of its interest in the Geophysical Agreement, the Ward Agreement and the Quest 3-D Exploration Agreement (the Geophysical Agreement, the Ward Agreement and the Quest 3-D Exploration Agreement being sometimes collectively referred to herein as the "Agreements") and all rights and property interests related thereto (including without limitation the Ward Leases and all other property interests acquired pursuant to the Agreements) to BOG pursuant to the terms and provisions of that certain Agreement and Assignment of Interest in the West Bradley Project, Grady County, Oklahoma, dated September 1, 1995 (hereinafter referred to as the "First Assignment"); and

       WHEREAS, Aspect has also assigned part of its interests under the Agreements to Venture Acquisitions, L.P. ("Venture") pursuant to the terms and provisions of that certain Agreement and Assignment of Interest in Lands Located in Grady County, Oklahoma, by and between Aspect, Venture and BOG, dated December 1, 1995 (hereinafter referred to as the "Second Assignment"); and

       WHEREAS, Aspect now desires to sell, assign and convey to BOG, and BOG desires to purchase and receive from Aspect, all of Aspect's remaining interests in the Agreements and the West Bradley AMI as provided in this Third Assignment;

       NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
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                                   ARTICLE I.
                              TERMS OF ASSIGNMENT

       Section 1.1. Assignment of Conveyed Interests. Effective as of the date first set forth above (hereinafter referred to as the "Effective Date"), Aspect hereby grants, bargains, sells, assigns and conveys to BOG (i) all of Aspect's remaining right, title and interest in, to and under the Agreements,
(ii) all of Aspect's remaining right, title and interest in, to and under the Ward Leases, (iii) all of Aspect's remaining right, title and interest in, to and under any Subsequently Acquired Interests (as such term is defined in the Geophysical Agreement) and (iv) all of Aspect's remaining interest in other property rights of every kind (whether legal or equitable, vested or contingent) obtained under, assigned, reserved or in any way related to the Agreements, the First Assignment, the Second Assignment, or otherwise covering or related to the West Bradley AMI, whether same be now owned or hereafter acquired by Aspect (such rights, titles and interests being assigned by Aspect to BOG hereunder being hereinafter collectively referred to as the "Conveyed Interests"). Without limiting the above, the Parties recognize, acknowledge and agree that the Conveyed Interests include: (i) any and all back-in interests which were previously retained by Aspect under the terms of the First Assignment and the Second Assignment; (ii) all of Aspect's remaining right, title and interest in and to the Ward Leases; (iii) all of Aspect's remaining right, title and interest in Subsequently Acquired Interests under the terms of the Geophysical Agreement; (iv) all of Aspect's remaining rights to participate in Subsequently Acquired Interests under the terms of the Geophysical Agreement; and (v) all of Aspect's right, title and interest in all seismic data and interpretations that are the subject of the Agreements. In the event that Aspect has already been assigned legal or record title to any part of the Ward Leases and/or Subsequently Acquired Interests, concurrent with its execution of this Third Assignment, Aspect shall assign BOG record title to Aspect's remaining interests in such Ward Leases and/or Subsequently Acquired Interests utilizing the form of assignment which is attached hereto as Exhibit E.

       Section 1.2. Conveyed Interests Subject to the Terms of the Agreements. BOG hereby recognizes and agrees that it is subject to all of the terms and provisions of the Agreements and the Conveyed Interests are subject to the terms and provisions which are set forth in the Agreements. BOG agrees to execute the assignments of overriding royalty which are required under the terms of the Quest 3-D Exploration Agreement.

       Section 1.3. Aspect in Good Standing Under the Agreements. Aspect represents and warrants to BOG that Aspect is currently in good standing under the terms of the Agreements. Aspect also represents and warrants to BOG that Aspect has not assigned, conveyed or mortgaged its interests under the Agreements, other than as provided in the First Assignment and the Second Assignment.


                                  ARTICLE II.
                          CONSIDERATION FOR ASSIGNMENT

       Section 2.1. Cash Payment. Concurrent with its execution of this Third Assignment BOG shall pay Aspect two hundred thousand dollars ($200,000.00) and shall remit payment of the sixteen thousand six hundred sixty-seven dollar ($16,667.00) payment which is owed by BOG under the terms of the First Assignment.


                                  ARTICLE III.
                  ALLOCATION OF RESPONSIBILITIES, LIABILITIES
              AND REVENUES ATTRIBUTABLE TO THE CONVEYED INTERESTS

       Section 3.1. BOG Responsibility for Costs and Liabilities Related to the Agreements and the Conveyed Interests after the Effective Date. BOG hereby agrees to assume and be responsible for, and indemnify and hold Aspect harmless from, all costs, expenses and liabilities that accrue under the Agreements after the Effective Date of this Third Assignment which are allocable to the Conveyed Interests. BOG shall pay all of such costs and expenses which are incurred after the Effective Date in accordance with the terms set forth in the Agreements.





Agreement and Assignment
of Aspect Interests
West Bradley Project
                                       2
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       Section 3.2.  Aspect Responsibility for Costs and Liabilities Incurred
Prior to the Effective Date. Aspect shall remain responsible for, and indemnify and hold BOG harmless from, all costs, expenses and liabilities related to the Conveyed Interests which were incurred or which accrued under the Agreements prior to the Effective Date.

       Section 3.3. Revenues Received or Accrued Prior to the Effective Date. Aspect shall receive and retain any and all revenues which are allocable to the Conveyed Interests which were received or accrued prior to the Effective Date.

       Section 3.4. Revenues Received or Accrued After the Effective Date. BOG shall receive and retain any and all revenues which are allocable to the Conveyed Interests which were received or accrued after the Effective Date.

       Section 3.5. Post Closing Adjustment. Following the Parties execution of this Third Assignment appropriate adjustments shall be made between Aspect and BOG so that (i) all costs and expenses related to the Conveyed Interests which were incurred in connection with the ownership or operation of the Conveyed Interests after the Effective Date will be borne by BOG, and all revenues attributable to the Conveyed Interests after the Effective Date will be owned by BOG, and (ii) all costs and expenses which are incurred in connection with the ownership or operation of the Conveyed Interests before the Effective Date be borne by Aspect and all proceeds attributable to the Conveyed Interests before the Effective Date will be the property of Aspect. On or before 60 days after the execution of this Third Assignment, Aspect and BOG shall (i) review any information which may then be available pertaining to the adjustments provided for above, (ii) determine the amount of any adjustments (whether the same be made to account for expenses or revenues) that should be made, and (iii) make any adjustments by appropriate payments from Aspect to BOG or from BOG to Aspect. In the event that there are any adjustments as provided in the immediately preceding sentence, the appropriate payment shall be made within 5 business days of the Parties' determination as to the amount of the adjustments. Following the adjustments made on or before 60 days after execution as provided above, additional adjustments may be made if additional expenses or revenues are subsequently discovered.


                                      IV.
                                 MISCELLANEOUS

       Section 4.1. Entirety of Agreement. This Third Assignment contains the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the Parties with respect to such subject matter.

       Section 4.2. Assignment. This Third Assignment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and their respective assigns of rights hereunder; provided, however, that the conveyance or assignment instrument vesting such assignee with all or part of such interests must expressly provide that the assignment or conveyance is made subject to the terms and conditions contained in this Third Assignment.

       Section 4.3. Notices. All notices and other communications required or permitted under this Third Assignment shall be in writing, and unless otherwise specifically provided, shall be delivered personally, or by mail, telecopier or delivery service, to the addresses set forth opposite the signatures of the Parties below, and shall be considered delivered upon the date of receipt.
Each Party may specify its proper address or any other post office address within the continental limits of the United States by giving notice to other Parties, in the manner provided in this Section, at least ten (10) days prior to the effective date of such change of address.

       Section 4.4. Counterparts. This Third Assignment may be executed in multiple counterparts, each of which shall be binding upon the signing Party or Parties thereto as fully as if all Parties had executed one instrument, and all of such counterparts shall constitute one and the same instrument. If counterparts of this Third Assignment are executed, the signatures of the Parties, as affixed hereto, may be combined in and treated and given effect for all purposes as a single instrument.





Agreement and Assignment
of Aspect Interests
West Bradley Project
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       IN WITNESS WHEREOF this Third Assignment is executed by the Parties on the dates set forth opposite their respective signatures below but is effective for all purposes as of the date first set forth above.



Address:                                 ASPECT RESOURCES LIMITED
                                         LIABILITY COMPANY
       535 16th Street
       Suite 820
       Denver, Colorado  80202
       (303) 573-7011
       Fax:  (303) 573-7340              By:
                                            ------------------------------------
                                         (name printed)
                                                       -------------------------
                                         Its:
                                             -----------------------------------





Address:                                 BRIGHAM OIL & GAS, L.P.,
       5949 Sherry Lane, Suite 1616      by Brigham Exploration Company,
       Dallas, Texas  75225              its Managing General Partner
       (214) 360-9182
       Fax:  (214) 360-9825

                                         By:
                                            ------------------------------------
                                            Ben M. Brigham, President / CEO





Agreement and Assignment
of Aspect Interests
West Bradley Project
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